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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated February 8, 1994, relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, the financial statements of the U.S. Steel Group, and the financial statements of the Delhi Group, appearing in the Form 8-K of USX Corporation dated February 14, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE
Pittsburgh, Pennsylvania
February 15, 1994